Exhibit 99.1

ALPINE 4 TECHNOLOGIES ANNOUNCES THAT ITS SUBSIDIARY ALTIA HAS SUCCESSFULLY CONCLUDED ITS PILOT PROGRAM WITH EARNHARDT CHEVROLET

6th Sense Auto Product Platform Improves Inventory Management, Service Maintenance, Customer Support

Phoenix, AZ – July 12, 2017 — Alpine 4 Technologies Ltd. (OTCQB: ALPP), a technology and manufacturing holding company announced today that its subsidiary ALTIA has successfully concluded its 90 day pilot with Phoenix, AZ-based Earnhardt Auto Centers of its innovative 6th Sense Auto product platform. The pilot program was installed at the Earnhardt Chevrolet dealership in Chandler, AZ and performed well above expectations and will continue on in the store for the foreseeable future.  ALTIA is also in negotiations with several other large automotive groups regarding its 6th Sense Auto and BrakeActive aftermarket products and anticipates larger orders in late Q3 and Q4 2017.

6th Sense Auto is designed for the modern "connected car" and dedicated to helping large dealerships like Earnhardt improve their inventory management, engine diagnostics, service maintenance and personalized customer support through wireless, cloud-based software.

Charlie Winters, Chairman of the Board and Alpine 4's Automotive Advisor had this to say: "The pilot program did not disappoint.  Our 6th Sense Auto product concluded with a 53% sell through rate in June on retail deals to the Earnhardt Chevrolet customer base and is expected to generate a steady stream of recurrent revenue for ALTIA and should expand when more dealership groups are signed on."

With roughly 40 million new and used cars sold in the United States annually, ALTIA's market opportunity is very large and we believe that our 6th Sense Auto product is positioned to be a dominant player in this industry, noted Kent B. Wilson CEO of Alpine 4 Technologies.

About Earnhardt Auto Centers
Since 1951, the Earnhardt family has been selling cars and trucks to people across the southwest United States. The company was founded by Tex Earnhardt who, at the age of 21, became the youngest Ford franchise owner in the U.S. Today, the Earnhardt family continues to own and operate the 23 dealerships and personally oversees their operations.

About Alpine 4 Technologies Ltd.
Alpine 4 is a publicly held enterprise with business related endeavors in Automotive Technologies, Electronics Manufacturing, Software and Data Technologies.

Four principles at the core of our business are: Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we are able to aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but increase value for our shareholders.

Contact: Kent B. Wilson, CEO or Ian Kantrowitz, Director of Investor Relations
kwilson@alpine4.com

iank@alpine4.com
www.alpine4.com
www.brakeactive.com
www.6thsenseauto.com

Forward-Looking Statements:
 The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.